Exhibit 10.2
LINE OF CREDIT PROMISSORY NOTE

$50,0000 Date: July 3, 2006

FOR VALUE RECEIVED, Frezer, Inc. , ("Borrower") a Nevada corporation whose address is promises to pay to the order of Bio Technology Partners Business Trust ("Lender"), a Pennsylvania Business Trust, the principal sum of Fifty Thousand Dollars ($50,000), or so much thereof as may be disbursed to, or for the benefit of the Borrower by Lender in Lender's sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $50,000 from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender.

INTEREST & PRINCIPAL: The unpaid principal of this line of credit shall bear simple interest at the rate of ten percent (10%) per annum. Interest on any advance shall be calculated based on the principal balance of that individual advance. Interest on the unpaid balance of any advance shall accrue monthly but shall not be due and payable until such time as when the principal balance of the advance becomes due and payable. The principal balance of this Note in regards to any advance made shall be due and payable on the date that is 365 days from the date of that advance . There shall be no penalty for early repayment of all or any part of the principal of any advance.

DEFAULT: The Borrower shall be in default of this Note on the occurrence of any of the following events: (i) the Borrower shall fail to meet its obligation to make the required principal or interest payments hereunder.
(ii) the Borrower shall be dissolved or liquidated;
(iii) the Borrower shall make an assignment for the benefit of creditors or shall be unable to, or shall admit in writing their inability to pay their debts as they become due;
(iv) the Borrower shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, or any such action shall be commenced against the undersigned;
(v) the Borrower shall suffer a receiver to be appointed for it or for any of its property or shall suffer a garnishment, attachment, levy or execution.

REMEDIES: Upon default of this Note, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

BORROWER:

By: Frezer Inc.
/s/ David R. Koos
Chairman & CEO